As filed with the Securities and Exchange Commission on April 1,
1996                                         Registration No. 33-



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                     BISCAYNE APPAREL, INC.

     (Exact name of registrant as specified in its charter)

     Florida                                        65-0200397

(State or other jurisdiction of                   (IRS Employer
incorporation or organization)               Identification Number)


                        1373 Broad Street
                   Clifton, New Jersey  07013

            (Address of Principal Executive Offices)

          Biscayne Apparel, Inc. 1994 Stock Option Plan

                    (Full title of the Plans)


                         John E. Pollack
              President and Chief Executive Officer
                      Biscayne Apparel, Inc.
                        1373 Broad Street
                   Clifton, New Jersey  07013

             (Name and address of agent for service)

                         (201) 473-3240

  (Telephone number, including area code, of agent for service)

                            Copy to:
                      Brian J. Walsh, Esq.
                  Greenberg, Traurig, Hoffman,
                  Lipoff, Rosen & Quentel, P.A.
                      1221 Brickell Avenue
                      Miami, Florida  33131



                 CALCULATION OF REGISTRATION FEE

[CAPTION]


Title of securities                Amount to be    Proposed maximum
to be registered                   registered      offering price
                                                   per share (1)

Common Stock,
  $.01 par value                   150,000
                                   shares          $.5938

(continued)


                               Proposed              Amount of
                               maximum aggregate     registration
                               offering price(1)     fee

Common Stock,
  $.01 par value               $89,070               $100





(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule
     457(h) on the basis of the average of the high and low sale price of the Common Stock on March 29, 1996.



















   PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

          (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities
               Exchange Act of 1934 (the "Exchange Act") since
               January 1, 1996; and

          (c) the description of the Registrant's Common Stock contained in the Registrant's Registration
               Statement on Form 8-A, including any amendments to such description in such Registration Statement.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant may indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

          The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1993 Act and will be governed by the final adjudication of such issue.

          At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits

          See "Exhibit Index" on page II-7.

Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




































                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey on March 26, 1996.

                                     BISCAYNE APPAREL, INC.


                                     By:/s/ JOHN E. POLLACK
                                        John E. Pollack
                                        President and Chief
                                        Executive Officer

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Earl W. Powell and John E. Pollack his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature              Title                   Date


/s/EARL W. POWELL        Chairman of the Board March 26, 1996
Earl W. Powell


/s/PHILLIP T. GEORGE,
   M.D.                  Vice Chairman of      March 26, 1996
Philip T. George,        the Board
M.D.

/s/JOHN E. POLLACK       President, Chief      March 26, 1996
John E. Pollack          Executive Officer
                         and Director (principal
                         executive officer)




/s/PETER VANDENBERG,
JR.                      Vice President,       March 26, 1996
Peter Vandenberg,        Treasurer, Chief
Jr.                      Financial Officer and
                         Director (principal
                         financial and accounting
                         officer)


/s/HAROLD E. BERRITT     Director              March 26, 1996
Harold E. Berritt


/s/JOSEPH B. GILDENHORN  Director              March 26, 1996
Joseph B. Gildenhorn


/s/KURT C. GUTFREUND     Director              March 26, 1996
Kurt C. Gutfreund


/s/JOHN W. PARTRIDGE     Director              March 26, 1996
John W. Partridge


/s/JAMES J. PINTO        Director              March 26, 1996
James J. Pinto

































                          EXHIBIT INDEX


[CAPTION]


  Exhibit                                    Sequential
  Number                 Description          Page No.

    4.1        Registrant's Amended and
               Restated Articles of
               Incorporation(1).

    4.2        Registrant's Bylaws(2).

     5         Opinion of Greenberg, Traurig,
               Hoffman, Lipoff, Rosen &
               Quentel, P.A.

   23.1        Consent of Coopers &
               Lybrand L.L.P.

   23.2        Consent of Greenberg, Traurig,
               Hoffman, Lipoff, Rosen &
               Quentel, P.A. (contained in
               its opinion filed as Exhibit
               5.1 hereto)

    24         Power of Attorney is included in
               the Signatures section of this
               Registration Statement









(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form 8-B (No. 1-9636).

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the year ended
     December 31, 1991.



                            EXHIBIT 5



                                   April 1, 1996




Biscayne Apparel, Inc.
1373 Broad Street
Clifton, New Jersey  07013

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     On the date hereof, Biscayne Apparel, Inc., a Florida corpo-ration (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to 150,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to stock options ("Options") granted or to be granted under the Company's 1994 Stock Option Plan (the "Plan"). We have acted as special counsel to the Company in connection with the preparation and filing of the Registration Statement.

     In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and Bylaws of the Company; (ii) records of corporate proceedings of the Company authorizing the Plan, any amendments thereto, and the preparation of the Registration Statement and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

     Based upon the foregoing examination, we are of the opinion that the Company presently has available at least 150,000 auth-orized and unissued shares of Common Stock from which the 150,000 shares of Common Stock proposed to be sold pursuant to the exercise of Options granted under the Plan may be issued, and, assuming that the Company maintains an adequate number of authorized and unissued shares of Common Stock available for issuance to those persons who exercise Options granted under the Plan and the consideration for shares of Common Stock issued pursuant to such Options is actually received by the Company as provided in the Plan, the shares of Common Stock issued pursuant to the exercise of Options granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                   Sincerely,



                                   GREENBERG, TRAURIG, HOFFMAN,
                                   LIPOFF, ROSEN & QUENTEL, P.A.



































                          EXHIBIT 23.1




               CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Biscayne Apparel, Inc. 1994 Stock Option Plan of our report dated February 23, 1996, except for the first paragraph of Note 2, for which the date is March 27, 1996, and Note 6, for which the date is March 28, 1996, with respect to the consolidated financial statements and schedules of Biscayne Apparel, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



COOPERS & LYBRAND LLP



Parsippany, New Jersey
April 1, 1996